SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2003

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600

(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 571-7511

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 5.      Other Events

On September 4, 2003, Public Service Company of Colorado, a Colorado corporation (the “Company”), filed a prospectus supplement (registration statement no. 333-104504) relating to the offering of $300,000,000 in aggregate principal amount of the Company’s 4.375% First Collateral Trust Bonds, Series No. 14 due 2008, and $275,000,000 in aggregate principal amount of the Company’s 5.50% First Collateral Trust Bonds, Series No. 15 due 2014. In connection therewith, the Company is filing its computation of ratio of earnings to fixed charges.

Item 7.      Financial Statements and Exhibits.

Exhibits

12.01	Statement of computation of ratio of earnings to fixed charges (filed as Exhibit 12.01 to Amendment No. 1 to Registration Statement No. 333-106011 and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Public Service Company of Colorado

By:	/s/ Benjamin G. S. Fowke III

Name: Benjamin G. S. Fowke III
Title: Vice President and Treasurer

Dated: September 8, 2003

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